Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces First Quarter 2017 Financial Results

Dramatic Changes Driven By Hospitality Networking Asset Divestiture

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

MILWAUKEE (May 15, 2017) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the quarter ended March 31, 2017. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“With the divestiture of Telkonet’s hospitality networking assets at the end of the first quarter, we’ve begun a new chapter in the evolution of Telkonet as a leader in intelligent automation and the commercial Internet-of-Things (IoT) industry,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “While a significant investment in time and resources to reach a successful conclusion, the completion of this transaction has enabled us to focus on the emerging IoT market, secure key partnerships, expand target markets and enter into opportunities not available to us previously.”

Operating and Financial Highlights Comparison for the First Quarter Ended March 31, 2017 and 2016:

•	The Company completed the divestiture of its hospitality networking assets for $12.75 million
•	Net income attributable to common stockholders increased to $5.66 million from $0.12 million in the prior year period
•	Working capital from continuing operations increased to $11.36 million for the quarter ended March 31, 2017 compared to $5.32 million for the year ended December 31, 2016.
•	Significant growth achieved in channel sales due to national training of ESCO partner
•	Extensive activity in Military segment due to housing ESCO housing activity
•	Current quarter saw dramatic growth in the Education, OEM and International market segments

“Telkonet’s mission to maximize shareholder value has reached a milestone beginning with the second quarter of 2017. Through capitalizing the business to focus on the enormous growth opportunity of our EcoSmart Platform, we’ve strategically positioned the company for overall revenue growth and dramatically increased market share. 2017 will represent a hallmark year for Telkonet and our EcoSmart Platform overall.”

Financial Results Review

2017 First Quarter

Revenue: Total revenue from continuing operations decreased $1.0 million to $1.9 million for the quarter ended March 31, 2017 compared to $2.9 million for the comparable period in 2016.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform decreased 36% to $1.8 million for the quarter ended March 31, 2017 compared to $2.8 million for the comparable period in 2016.

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Gross Margin: Gross profit percentages decreased to 46% for the quarter ended March 31, 2017 from 55% for the comparable period in 2016.

Net Loss: The Company reported a net loss from continuing operations of $1.3 million for the quarter ended March 31, 2017 compared to a net loss from continuing operations of $0.5 million for the comparable period in 2016.

Teleconference

Date: Monday, May 15, 2017

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until May 29, 2017, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the quarters ended March 31, 2017 and 2016, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

•	Bonus paid to executives upon sale of discontinued operations: The Company does not consider the bonuses of $87,750 associated with the sale of Ethostream to be indicative of current or future operating performance. Therefore, the Company does not consider the inclusion of these costs helpful in assessing its current financial performance compared to the previous year.

Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

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ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

	2017	2016
Net loss from continuing operations	$(1,294,238)	$(490,650)
Interest expense, net	10,353	16,196
Provision for income taxes	991	625
Depreciation and amortization	9,909	7,977
EBITDA – continuing operations	(1,272,985)	(465,852)
Adjustments:
Stock-based compensation	314,686	3,751
Bonus paid to executives upon sale of discontinued operations	87,750	–
Adjusted EBITDA – continuing operations	$(870,549)	$(462,101)

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2017	2016
Revenues, net:
Product	$1,810,385	$2,830,040
Recurring	102,842	110,020
Total Net Revenues	1,913,227	2,940,060

Cost of Sales:
Product	1,008,045	1,306,247
Recurring	30,018	31,032
Total Cost of Sales	1,038,063	1,337,279

Gross Profit	875,164	1,602,781

Operating Expenses:
Research and development	378,456	426,814
Selling, general and administrative	1,769,693	1,641,819
Depreciation and amortization	9,909	7,977
Total Operating Expenses	2,158,058	2,076,610

Operating Loss	(1,282,894)	(473,829)

Other (Expenses) Income:
Interest (expense), net	(10,353)	(16,196)
Total Other (Expenses)	(10,353)	(16,196)

Loss from Continuing Operations before Provision for Income Taxes	(1,293,247)	(490,025)

Provision for Income Taxes	991	625

Net loss from continuing operations	(1,294,238)	(490,650)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)	6,384,871	–
Income from discontinued operations (net of tax)	571,802	610,772
Net income attributable to common stockholders	$5,662,435	$120,122

Net income (loss) per common share:
Basic - continuing operations	$(0.01)	$(0.00)
Basic - discontinued operations	$0.05	$0.00
Basic - net income attributable to common stockholders	$0.04	$0.00

Diluted - continuing operations	$(0.01)	$(0.00)
Diluted - discontinued operations	$0.05	$0.00
Diluted - net income attributable to common stockholders	$0.04	$0.00

Weighted Average Common Shares Outstanding used in computing basic net loss per share	132,774,475	127,054,848
Weighted Average Common Shares Outstanding used in computing diluted net loss per share	133,520,471	129,335,871

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